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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-4 of our report dated February 9, 2001, included in Pogo Producing Company's Annual Report on Form 10-K for the year ended December 31, 2000, and of our report dated February 16, 2001, included in Pogo Producing Company's Current Report on Form 8-K dated April 6, 2001, and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP


Houston, Texas
April 24, 2001